UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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HEALTH MANAGEMENT ASSOCIATES, INC.

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PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact: MaryAnn M. Hodge

Vice President, Marketing & Communication

Health Management Associates, Inc.

(239) 598-3131

HEALTH MANAGEMENT ASSOCIATES RELEASES COMMUNICATION URGING SHAREHOLDERS NOT TO

RESPOND TO GLENVIEW CONSENT SOLICITATION

NAPLES, Fla.—(Jun. 28, 2013) Health Management Associates, Inc. (NYSE: HMA) today released a communication intended to update shareholders about issues regarding its Board of Directors.

Dear Fellow HMA Stockholder,

As you may be aware, Glenview Capital Partners, L.P. (“Glenview”)—an investment vehicle controlled and managed by Larry Robbins—has commenced a process seeking to remove all of the current members of the Board of Directors (the “Board”) of Health Management Associates, Inc. (the “Company”). Glenview’s plan is to replace the current Board—all of whom are independent except the CEO—with individuals selected solely by Glenview.

Glenview’s timing is not in the best interests of stockholders since it comes a) less than two weeks after the Company publicly announced that we have engaged financial and legal advisors in connection with our ongoing consideration of strategic alternatives and opportunities available to the Company, and b) about a month after the Company’s 2013 Annual Meeting of Stockholders at which all of the Company’s directors were elected by stockholders. In our view, Glenview’s actions are an unnecessary distraction to the Company’s strategic review process and an attempt to advance its own agenda for the Company with its hand-picked nominees.

Notwithstanding Glenview’s actions, we remain steadfastly committed to acting in the best interests of all of the stockholders of the Company. We will continue to discharge our duties in this regard by completing as quickly as possible our evaluation of the strategic alternatives and opportunities available to the Company. In so doing, our focus is on serving the best interests of all stockholders over the narrow interests of one, as well as ensuring that we honor our commitment to provide our patients and communities with vital services of the highest quality. As you would expect, we are considering all strategic alternatives and opportunities available to the Company, including those alternatives suggested by Glenview.

You should not permit Glenview to derail our strategic review process before you have had an opportunity to review the results. Because the written consent process would allow stockholders to act at any time, there is no need to take any action at this time in response to Glenview’s consent solicitation.

In addition to evaluating all opportunities available to the Company to maximize stockholder value, we also are actively engaged in addressing the numerous challenges facing the Company and the health care industry.

Accordingly, we strongly urge you to allow us to complete our work for the benefit of all stockholders, and to take no action in response to the Glenview materials until you hear from us about the results of our work so that you can make a fully informed decision. Please do not allow Glenview’s efforts to disrupt this process.

We look forward to updating you on our strategic review process over the course of the next few weeks.

Sincerely yours,

The Board of Directors

Health Management Associates, Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “intends,” “plans,” “may,” “pending,” “continues,” “should,” “could” and other similar words. All statements addressing operating performance, events or developments that Health Management Associates, Inc. expects or anticipates will occur in the future, including but not limited to projections of revenue, provisions for doubtful accounts, income or loss, capital expenditures, debt structure, principal payments on debt, capital structure, the amount and timing of funds under the meaningful use measurement standard of various Healthcare Information Technology incentive programs, other financial items and operating statistics, statements regarding our plans and objectives for future operations, the impact of changes in observation stays, our ability to achieve process efficiencies, factors we believe may have an impact on our deductibles and co-pays, acquisitions, acquisition financing, divestitures, joint ventures, market service development and other transactions, statements of future economic performance, statements regarding our legal proceedings and other loss contingencies (including, but not limited to, the timing and estimated costs of such matters), statements regarding market risk exposures, statements regarding the effects and/or interpretations of recently enacted or future health care laws and regulations, statements regarding the potential impact of health care exchanges, statements of the beliefs or assumptions underlying or relating to any of the foregoing statements, and statements that are other than statements of historical fact, are considered to be “forward-looking statements.”

Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Health Management Associates, Inc.’s most recent Annual Report on Form 10-K, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of Health Management Associates, Inc.’s underlying beliefs or assumptions prove incorrect, actual results could vary materially from those currently anticipated. In addition, undue reliance should not be placed on Health Management Associates, Inc.’s forward-looking statements. Except as required by law, Health Management Associates, Inc. disclaims any obligation to update its risk factors or to publicly announce updates to the forward-looking statements contained in this press release to reflect new information, future events or other developments.

Additional Information and Where to Find It

Health Management Associates, Inc. (“HMA”) and its directors and executive officers may be deemed to be participants in the solicitation of consent revocations from HMA stockholders in connection with the consent solicitation conducted by Glenview Capital Management and certain of its affiliates. Information about HMA officers and directors and their ownership of HMA common shares is set forth in the proxy statement for HMA’s 2013 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission (the “SEC”) on April 4, 2013. Information about HMA officers and directors is set forth in HMA’s Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 27, 2013. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of consent revocations in connection with the consent solicitation conducted by Glenview Capital Management and certain of its affiliates by reading the preliminary and definitive consent revocation statement statements regarding the transaction, which will be filed by HMA with the SEC.

In connection with the consent solicitation, HMA will file a preliminary consent revocation statement with the SEC in response to the consent solicitation. SHAREHOLDERS ARE URGED TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT HMA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by HMA with the SEC may be obtained free of charge by contacting HMA at HMA, Attn: Investor Relations, (239) 598-3131. HMA’s filings with the SEC are also available on its website at ir.hma.com.

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